EXHIBIT 1.0

                              eVISION USA.COM, INC.



                   QUALIFIED INDEPENDENT UNDERWRITER AGREEMENT

NEIDIGER, TUCKER, BRUNER, INC.
300 Plaza Level
1675 Larimer Street
Denver, Colorado  80202

Gentlemen:

     eVision USA.Com, Inc., a Colorado corporation (the "Company"), has filed a registration statement with the Securities and Exchange Commission ("Commission"), to register shares of the Company's common stock ("Securities") for resale by the selling shareholders named therein.

     You have agreed to act as a qualified independent underwriter within the meaning of Rule 2720 of the National Association of Securities Dealers, Inc. ("NASD") in connection with the registration statement.

     In consideration of the mutual agreements contained herein, the Company and you hereby agree as follows:

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with, you that:

          1.1 The registration statement (No. 333-81563), and amendments thereto, with respect to the Securities, including a preliminary form of prospectus, has been carefully prepared and has been filed with the Commission. Such registration statement, as finally amended and revised at the time such registration statement was or is declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) under the Act) and as thereafter amended by post-effective amendment, if any, is herein referred to as the "Registration Statement." The related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, as included in the Registration Statement, or any supplement thereto, is herein referred to as the "Prospectus". The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." Reference made herein to each Preliminary Prospectus or the Prospectus, as amended or supplemental, shall include all documents and information incorporated by reference therein under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act. The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to you copies of the Registration Statement and each amendment thereto, if any, including one copy of any document filed under the
     Exchange Act and deemed to be incorporated by reference into the Registration Statement, together with one copy of each exhibit filed therewith or incorporated by reference therein, and of each Preliminary Prospectus and of the Prospectus you have requested. For purposes of this Agreement, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act, as the context requires. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

          1.2 No stop order preventing or suspending the use of or requiring the recirculation of any Preliminary Prospectus has been issued by the Commission nor have any proceedings been instituted for that purpose. Each Preliminary Prospectus, at the time of first delivery to you for distribution, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from any Preliminary Prospectus in its reliance upon and in conformity with written information furnished to the Company by or on behalf of you expressly for use with reference to you in connection with the preparation of the Registration Statement.

          1.3 As of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, the Registration Statement and the Prospectus contain and will contain all statements which are required to be made therein and conform and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus in its reliance upon and in conformity with written information furnished to the Company by or on behalf of you expressly for use in connection with the preparation of the Registration Statement.

          1.4 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state or country of its organization, with full corporate power and authority and has all consents, authorizations, approvals, orders, licenses, certificates and permits of and from all third parties, including without limitation, federal, state, local and other governmental authorities and all courts and other tribunals, as are necessary and material to enable the Company to own, lease, license and use its properties and assets and conduct its business as described in the Prospectus. The Company has not received notice of or has knowledge of any basis for any proceeding or action for the revocation or suspension of any such consent, authorization, approval, order, license, certificate or permit or any other action or proposed action by any regulatory authority having jurisdiction over the Company that would have a material adverse effect on the Company. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to do so would not result in a material adverse effect upon the Company.

          1.5 The capitalization of the Company is, and upon consummation of the transactions contemplated hereby will be, in all material respects as set forth in the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and have no rights of rescission with respect thereto which, if exercised, would have a material adverse effect on the Company. None of such shares



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     has been issued by the Company in  violation of any  preemptive  or similar rights or, to the Company's knowledge, in violation of federal or state securities laws. Except as described in the Prospectus, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant, convertible security or other instrument which is convertible into or exercisable ort exchangeable for capital stock of the Company. The capital stock of the Company, all stock option, stock bonus and other stock plans or arrangements relating to any capital stock of the Company conform in all material respects to the descriptions thereof contained in the Prospectus.

          1.6 The Securities have been duly authorized and, when issued and paid for as provided in the Prospectus, will be validly issued, fully paid and nonassessable. No person has any preemptive or other similar rights with respect to any of the Securities or the issue and sale thereof.

          1.7 Deloitte & Touche LLP and KPMG LLP, which have audited the financial statements and related notes of the Company filed with the Commission as part of the Registration Statement, are, and during the periods covered by their reports were, independent certified public accountants with respect to the Company as required by the Act and the Rules and Regulations.

          1.8 The financial statements of the Company, together with related notes, and schedules as set forth in the Registration Statement, comply with all material respects with the requirements of the Act and the Rules and Regulations and present fairly the financial position and the results of operations of the Company, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepting accounting principals consistently applied throughout the periods involved and with the Rules and Regulations, and all adjustments necessary for a fair presentation of results for such periods have been made. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and the rules of regulatory authorities having jurisdiction over the Company. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The selected financial data and summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements in the Registration Statement.

          1.9 The minute books and stock record books of the Company are complete and correct and accurately reflect all material actions taken at meetings of the shareholders and directors of the Company, and all committees thereof, including, without limitation, the audit committee and compensation committee, and all issuances and transfers of any shares of the capital stock of the Company.

          1.10 The Company has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed (or has duly obtained extensions of time of the filing thereof) and has paid all taxes shown on such returns and all assessments received by them to the extent that the same have become due. The provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such



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     financial statements. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period of assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company.

          1.11 Since the respective dates as of which information is given in the Registration Statement and except as contemplated by the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business condition (financial or other), earnings, results of operations or properties of the Company, whether or not occurring in the ordinary course of business; (ii) any transaction entered into or any liability or obligation, absolute or contingent, incurred by the Company which is material to the Company or is otherwise required to be disclosed in the Registration Statement; (iii) except as disclosed in the Registration Statement, any change in the capital stock of the Company, any increase in the short-term or long term debt (including capitalized lease obligations) of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company; or
     (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any acquisition by the Company of any capital stock of the Company. The Company has no material contingent obligations or commitments which are not disclosed in the Registration Statement.

          1.12 The Company maintains insurance of the type and in the amounts as are prudent and generally deemed adequate for its business and consistent with insurance maintained by similar companies in similar businesses, including general liability insurance, performance guaranty bonds, and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, including computer failure, all of which insurance is in full force and effect. The Company has not been refused any insurance or bonding coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and any performance guaranty bonds as and when such coverage expires or to obtain similar coverage from insurers and bonding firms of recognized financial responsibility.

          1.13 Except as disclosed in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending in which either the Company has been served or, to the best knowledge of the Company, is otherwise pending or threatened against the Company which, if adversely determined, will result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Prospectus which has not been so disclosed. To the best knowledge of the Company, no labor dispute by the employees of the Company exists or is imminent and which, if it now exists or comes to exist, is expected materially to affect adversely the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Prospectus.

          1.14 This Agreement constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as rights to indemnity and/or contribution may be limited by federal or state securities laws or the public policy underlying such laws and except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The



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     Securities have been duly and validly authorized by the Company and, to the extent already issued, have been validly issued and are fully paid and nonassessable and, to the extent not yet issued, upon payment in accordance with the instruments which they underlie, will be validly issued, fully paid and nonassessable.

          1.15 The Company is not in violation of or in default under, and the circumstances of the transactions contemplated herein and the fulfillment of the terms hereof will not conflict with or result in a violation of or default under, the Articles of Incorporation, Bylaws of the Company, or under foreign or domestic judgment, decree, order, statute, rule or regulation applicable to the Company or any of their respective properties, or under any permit, lease, license, contract, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company is a party or by which it or any of its properties is bound. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or court necessary in connection with the execution and delivery of the Company of this Agreement and the consummation of the transactions contemplated hereby (except additional step as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), or which may be necessary to qualify the Securities for public offering under state securities or "Blue Sky" Laws) has been obtained or made and is in full force and effect.

          1.16  Except  as  disclosed  in  the  Prospectus,   the  business  and
     operations conducted by the Company are being conducted in compliance in all material respects with all applicable federal, state and local laws.

          1.17 The descriptions in the Registration Statement and the Prospectus of material contracts, including the Company's licenses, leases, and other agreements, are accurate in all material respects and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement under the Act or the Rules and Regulations which have not been so described or filed as required.

          1.18 Each material contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with is terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally; and none of such contracts or instruments has been assigned by the Company and neither the Company nor, to the best knowledge of the Company, any other party is in default thereunder, which default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, and, to the best knowledge of the Company, no event has occurred which, with the lapse o time or the giving of notice, or both, would constitute a default thereunder and would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

          1.19 Each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Employee Benefit Plan") and each bonus, retirement, pension, profit sharing, stock bonus, thrift, stock option, stock purchase, incentive, severance, deferred or other compensation or welfare benefit plan, program, agreement or arrangement of, or applicable to employees of the Company ("Benefit Plan"), which is presently in existence, or was in existence at




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     any time during the prior five calendar years, was or has been established, maintained, and operated in all material respects in compliance with all applicable federal, state and local statutes, orders, governmental rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). The Company does not, either directly or indirectly as a member of a controlled group within the meaning of Sections 414(b), (c), (m) and (o) of the Code ("Controlled Group"), have any material liability that remains unsatisfied for (A) the termination of any single employer plan under Section 4062 or 4064 of ERISA, (B) any interest payments under Section 302(e) of ERISA or Section 412(m) of the Code, (C) any excise tax imposed by Section 4971, Section 4972, Section 4975 or Section 4979 of the Code, (D) any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, (E) any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, or (F) to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, or any Benefit Plan or any multiemployer plan (as defined in Section 3(37) of ERISA)("Multiemployer Plan") under Subtitle D or Subtitle E of Title IV of ERISA, under Subchapter D of Chapter 1 of Subtitle A of the Code or under Chapter 43 of Subtitle D of the Code. No action, suit, grievance, arbitration or other matter of litigation or claim with respect to any Benefit Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) is pending or, to the Company's knowledge, threatened or imminent against or with respect to any Benefit Plan, any member of a Controlled Group that includes the Company, or any fiduciary within the meaning of Section 3(21) of ERISA with respect to a Benefit Plan which, if determined adversely to the Company, would have a material adverse effect on the Company. Neither the Company, nor any member of a Controlled Group that includes the Company has knowledge of any facts that would give rise to any action, suit, grievance, arbitration or any other manner of litigation or claim with respect to any Benefit Plan.

          1.20 The Company has not taken and will not take, directly or indirectly, any action (and does not know of any action by its directors, officers or stockholders or by others) designated to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. 1.21 All transactions during the Company's current or last fiscal year between the Company and any person who is or was during such time period an officer or director or the owner of 5% or more of the outstanding voting stock of the Company have been disclosed in the Prospectus to the extent required by the Act and the Rules and Regulations; and the terms of each such transaction are and were in all material respects fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

          1.22 To the best knowledge of the Company after due inquiry, the Company owns or has the irrevocable right to use all patents, trademarks, assumed names, trade names, copyrights, and other intellectual property rights (collectively referred to herein as "Intellectual Property Rights") necessary to conduct its business as now conducted or proposed to be conducted as described in the Prospectus. The Company has no knowledge of
     (i) any  infringement  or claimed  infringement  by it of any  Intellectual
     Property Rights of any third party or (ii) any infringement by any third party of any such intellectual property right of the Company. Except as set forth in the Prospectus, the Company is not obligated for any liability to make any payment by way of royalty, fee or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property Rights with respect to the Company's use thereof or in connection with the conduct of the business of the Company.



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          1.23 The  Company  has good and  marketable  title  to,  or valid  and enforceable leasehold estates in, all items of real and personal property described or referred to in the Prospectus to be owned or leased by it free and clear of all liens of any kind whatsoever, other than (i) those referred to in the Prospectus and (ii) liens for taxes not yet due and payable.

          1.24 Except as disclosed in the Registration Statement and the Prospectus, the Company has not issued, sold or offered for sale within the last three years any shares of its common stock, any right to acquire any shares of its common stock or any securities or instrument exercisable for or convertible into any shares of its common stock.

          1.25 There are no agreements, claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's, consulting or origination fee with respect to the sale of the Securities or payments, issuances, arrangements or understandings with respect to the Company or any of its officers, directors, stockholders, partners, employees, or affiliates that may affect your compensation, as determined by the NASD or for which the Company or you may be responsible.

          1.26 Neither the Company nor to best of the Company's knowledge any officer, director or employee of or agent acting on behalf of the Company has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company, or
     (iv) engaged in any transaction on behalf of th Company, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

          1.27 Except as set forth in the Prospectus, no officer, director or principal stockholder of the Company, nor any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (i) an interest in any person or entity that
     (A) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus, there are no existing or proposed agreements, arrangements, understandings, or transactions between or among the Company and any officer, director, or principal stockholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

          1.28 The Company is not, and upon completion of the transactions contemplated hereby will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

          1.29 The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than such Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company, subject to the Representative's prior written approval thereof or consent thereto.

          1.30  No  action  has  been  taken   suspending  the  registration  or
     qualification   of  the  Securities  in  any   jurisdiction  nor  have  any
     proceedings been initiated or threatened for any such purpose.

     2. Compensation. As total compensation for your acting as a qualified independent underwriter in connection with the Registration Statement, the Company will pay you $50,000, of which $15,000 will be nonrefundable and paid to you immediately upon your acceptance and execution of this letter agreement and of which $35,000 will be paid to you on the date the Registration Statement is declared effective by the Commission.

     3. No Participation in Offering by You. It is understood that you will not participate in the offering being made by the Registration Statement.

     4. Covenants of the Company. The Company covenants and agrees with you as follows:

          4.1 If the Registration Statement has not yet been declared effective, the Company shall use its best efforts to cause the Registration Statement and any amendment thereto to become effective under the Act and, upon notification from the Commission that the Registration Statement or any amendment thereto has become effective, shall so advise you immediately, in writing. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 424(b) under the Act and notify you in writing of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company shall carefully prepare and file with the Commission promptly upon your request, any amendment of or supplement to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities; and the Company shall not file or make any amendment of or supplement to the Registration Statement or the Prospectus which is not approved by you after reasonable notice from the Company to you, which approval shall not be unreasonably withheld or delayed. The Company shall notify the NASD of the effectiveness of the Registration Statement and any amendment thereto and shall comply with all rules of the NASD with respect to the Registration Statement, the Prospectus or any amendment thereto. The Company shall advise you immediately of the issuance by the Commission, any state securities commission or any other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

          4.2 Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or would omit to state a material fact necessary to make the statements therein, in light of circumstances then existing, not misleading, or if during such period it is otherwise necessary, in the opinion of the Company or in your opinion, to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company or you, as the case may be, shall promptly notify the other party and the Company shall amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          4.3 The Company shall make generally available to its security holders (and shall deliver to you), in the manner contemplated by Rule 158(b) under the Act as soon as practicable but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of Registration Statement occurs, an earnings statement satisfying the requirements of Section 11(a) of the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement; and will advise you in writing when such statement has been made available.

     5. Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing the following: (i) all expenses (including stock transfer taxes, if any) incurred in connection with the issuance of the Securities, (ii) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of your counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus as amended or supplemented, and the printing, delivery and shipping of this Agreement and other underwriting documents, (iii) all filing fees and fees and disbursements of Company counsel incurred in connection with the qualification of the Securities under state securities laws, (iv) the filing fees of the Commission and NASD, (v) the cost of printing certificates representing the common stock,
(vi) the cost and charges of the transfer agent or registrar, (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise provided for in this section.

     6. Indemnification.

          6.1 The Company will indemnify and hold harmless you, your officers, directors and counsel and each person, if any, who controls you within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint and several, to which you, your officers, directors or counsel or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus o any amendment or supplement thereto, or in any application or other document executed by the Company or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any of the Securities for offer/sale under the securities laws thereof or filed with the SEC or any securities association or exchange (any such document, application or information being hereinafter called an "Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made). The Company agrees to reimburse each such indemnified party for any legal fees or other expense as incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such Claims; provided, however, the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Application in reliance upon and in conformity with written information furnished by you to the Company pursuant to this Agreement. The indemnification obligations of the Company as provided herein are in addition to any in no way limit any liability the Company may otherwise have.

          6.2 You agree to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act against any Claim to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with your written consent) insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application, or arises out of or is based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Application in reliance solely upon and in conformity with written information furnished by you to the Company pursuant to this Agreement. Your indemnification obligations as provided above are in addition to any liabilities you may otherwise have.

          6.3 Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

          6.4 Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (a) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the last sentence of Section 6.3 (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel approved by you, if you, your officers, directors, counsel or controlling persons are the indemnified parties); (b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or (c) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

          6.5 If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection 6.1 or 6.2 hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the offering of the Securities, or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a), but also the relative fault of the Company and you in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative benefits received by each of the Company and you shall be deemed to be in such proportion so that you are responsible for $50,000 and the Company is responsible for the remaining portion. The relative fault of the Company and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections 6.3 and 6.4 of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          6.6 If any proceeding is brought in a court of competent jurisdiction against any person in respect of which indemnification or contribution may be sought under this Section 6, the other parties hereto hereby (a) consent to the jurisdiction of the court in which such proceeding is brought for purposes of enforcing this Section 6, (b) agree that process issuing from such court may be served upon them by any other person seeking indemnification or contribution; and (c) agree that they may be joined as additional defendants in any such proceeding.

     7. Survival of Indemnities, Contribution, Warranties and Representations. The indemnity and contribution agreements contained in Section 6 and the representations, warranties and agreements of the Company in Sections 1 and 4 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     8. Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions hereof to be given to the Company, such notice shall be in writing and hand delivered or sent by mail or facsimile transmission to eVision USA.Com, Inc., One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203, facsimile number: (303) 860-6353, Attn:
Secretary, and (b) whenever notice is required by the provisions hereof to be given to you, such notice shall be in writing and hand delivered or sent by mail or facsimile transmission to Neidiger, Tucker, Bruner, Inc., 300 Plaza Level, 1675 Larimer Street, Denver, Colorado 80202, facsimile number: (303) 623-9310,
Attn: Corporate Finance Department.

     9. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon you, the Company and the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

     10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving any effect to any choice of law or conflict of law provision or rule whether of the State of Colorado or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Colorado. The parties agree to the exclusive jurisdiction of the courts of the State of Colorado or of the United States of America for the District of Colorado, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, in connection with any action brought by any party hereto relating to this Agreement or the transactions which are the subject matter hereof.

     11. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by you and the Company.

     12. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. The parties agree, however, that in the event any provision of this Agreement shall be declared invalid or unenforceable, the parties shall negotiate a new provision achieving to the extent possible the purpose of the invalid provision.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and you.

                                            Very truly yours,

                                            eVISION USA.COM, INC.



                                            By: /s/ Tony Chan
                                                Tony Chan
                                                Chief Operating Officer

                                            Confirmed  and  accepted As
                                            of the  22nd  day of  June,
                                            2000:



                                            NEIDIGER, TUCKER, BRUNER, INC.



                                            By: /s/  Anthony B. Petrelli
                                                Anthony B. Petrelli
                                                Senior Vice President

NEIDIGER TUCKER BRUNER, INC.                      1675 Larimer Street, Suite 300
Investment Bankers                                        Denver, Colorado 80202
Member NASD / SPC                                           Phone (303) 825-1825
                                                                  (800) 525-3086
                                                              Fax (303) 825-3789
                                                                  www.ntbinc.com


                                 August 8, 2000


eVision USA.Com, Inc.
1700 Lincoln Street, 32nd Floor
Denver, CO  80203

         Re:  Qualified Independent Underwriter Agreement

Gentlemen:

     On June 22, 2000, Neidiger Tucker Bruner, Inc. ("Neidiger") entered into that certain Qualified Independent Underwriter Agreement ("Agreement") with eVision USA.Com, Inc. ("eVision"), relating to eVision's registration statement filed with the Securities and Exchange Commission to register shares of eVision's common stock for resale by the selling shareholders named therein. Under the Agreement, Neidiger agreed to act as a qualified independent underwriter within the meaning of Rule 2720 of the National Association of Securities Dealers, Inc. ("NASD") in connection with the registration statement.

     Under Section 2 of the Agreement, eVision agreed to pay Neidiger total compensation of $50,000 for acting as a qualified independent underwriter in connection with the registration statement, of which $15,000 was agreed to be nonrefundable and payable immediately upon execution of the Agreement. Neidiger acknowledges that eVision paid the sum of $15,000 to Neidiger upon execution of the Agreement.

     Based upon eVision's request and for compliance with NASD Rule 2710, Neidiger hereby agrees to amend Section 2 of the Agreement with respect to the $15,000 initial payment, such that the $15,000 payment made by eVision shall be considered an advance against out-of-pocket accountable expenses actually anticipated to be incurred by Neidiger for acting as a qualified independent underwriter in connection with eVision's registration statement. In addition, Neidiger agrees that the $15,000 payment made by eVision shall no longer be nonrefundable, and therefore Section 2 of the Agreement shall be amended so that any amounts not actually incurred against out-of-pocket accountable expenses shall be returned to eVision upon expiration of the effective period of the registration statement.

     All remaining provisions of the Agreement shall remain in full force and effect other than as specifically stated above.

     If the foregoing correctly sets forth eVision's understanding with Neidiger with respect to amending the Agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement.


                                       Sincerely yours,

                                       NEIDIGER TUCKER BRUNER, INC.


                                       By: /s/ Anthony B. Petrelli
                                           ----------------------------
                                           Anthony B. Petrelli,
                                           Senior Vice President



                                       Accepted and agreed:

                                       eVISION USA.COM, INC.


                                       By: /s/ Tony Chan
                                           ----------------------------
                                          Tony Chan,
                                          Chief Operating Officer

                                       Date:    August 8, 2000